Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-288881) of our report dated April 9, 2025, with respect to the consolidated financial statements of MMTEC, INC., appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

April 2, 2026